Exhibit 99.06


                                SOUTHERN COMPANY
                               FINANCIAL OVERVIEW
                            (In Millions of Dollars)

                                                  3 Months Ended March
                                     -------------------------------------------
                                          2003           2002          % Change
                                          ----           ----          --------

 Consolidated -
 Operating Revenues                     $2,553         $2,214             15.3%
 Earnings Before Income Taxes              419            335             24.8%
 Net Income                                298            224             32.8%

 Alabama Power -
 Operating Revenues                       $895           $802             11.5%
 Earnings Before Income Taxes              155            124             25.2%
 Net Income Available to Common             92             73             26.6%

 Georgia Power -
 Operating Revenues                     $1,126         $1,007             11.9%
 Earnings Before Income Taxes              209            202              3.4%
 Net Income Available to Common            133            127              5.1%

 Gulf Power -
 Operating Revenues                       $198           $161             22.9%
 Earnings Before Income Taxes               22             17             29.7%
 Net Income Available to Common             14             12             19.2%

 Mississippi Power -
 Operating Revenues                       $194           $183              5.9%
 Earnings Before Income Taxes               35             23             52.0%
 Net Income Available to Common             21             14             53.0%

 Savannah Electric -
 Operating Revenues                        $69            $57             20.2%
 Earnings Before Income Taxes                6              3             97.5%
 Net Income Available to Common              4              2             94.7%

 Southern Power -
 Operating Revenues                       $107            $19                 -
 Earnings Before Income Taxes               37              7                 -
 Net Income Available to Common             23              4                 -